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                                                                      EXHIBIT 10



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



The Board of Directors
Chartered Semiconductor Manufacturing Ltd:


We consent to the incorporation by reference in the registration statements on Form F-3 (No. 333-56878) and Form S-8 (No. 333-89849) of Chartered Semiconductor Manufacturing Ltd and subsidiaries of our report dated February 1, 2001, relating to the consolidated balance sheets of Chartered Semiconductor Manufacturing Ltd and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations and comprehensive income (loss), shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000, annual report on Form 20-F of Chartered Semiconductor Manufacturing Ltd and subsidiaries.




/s/ KPMG
--------------------------
KPMG
Singapore


March 21, 2001